Exhibit 8.1

November 29, 2013

Lehigh Gas Partners LP

702 West Hamilton Street, Suite 203

Allentown, PA 18101

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Lehigh Gas Partners LP (the “Partnership”), a Delaware limited partnership, and LGP Finance Corp (“Finance Corp.”), a Delaware corporation, and certain other subsidiaries of the Partnership with respect to certain legal matters in connection with the preparation of a Prospectus dated on or about the date hereof (the “Prospectus”), forming part of the Registration Statement on Form S-3, (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time by the Partnership of:

(1) common units representing limited partner interests in the Partnership;

(2) other classes of units representing limited partner interests in the Partnership;

(3) debt securities of the Partnership, which may be co-issued by Finance Corp., consisting of senior debt securities or subordinated debt securities (the “Debt Securities”); and

(3) guarantees of the Debt Securities by certain subsidiaries of the Partnership listed in the Registration Statement.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York San Francisco Shanghai Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel 212.237.0000 Fax 212.237.0100 www.velaw.com

November 29, 2013

We hereby confirm that all statements of legal conclusions contained in the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences” constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences.” We are opining herein only as to the federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to the use of our name under the captions “Material Tax Consequences” and “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                Very truly yours,

                /s/ VINSON & ELKINS L.L.P.